FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                       Date of Report:  June 7, 1996
                     (Date of earliest event reported)

       ANNTAYLOR STORES CORPORATION            ANNTAYLOR, INC.
      (Exact name of registrant as      (Exact name of registrant as
      specified in its charter)        specified in its charter)

      DELAWARE    1-10738    13-3499319  DELAWARE    1-11980      51-0297083
      (State or   (Commis-   (IRS Em-    (State      (Com-      (IRS Employer
      other       sion File   ployer     or other    mission    Identification
      jurisdic-   Number)    Identifi-   juris-      File        No.)
      tion of                 cation     diction     Number)
      incorpo-                 No.)        of
      ration)                            incorpo-
                                         ration)

                            142 WEST 57TH STREET
                          NEW YORK, NEW YORK 10019
                               (212) 541-3300

      (Address including zip code, and telephone number including area code of registrants' principal executive offices)


           Item 5.  Other Events.

                     On June 7, 1996, AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and its wholly owned subsidiary, AnnTaylor, Inc., a Delaware corporation ("Ann Taylor"), announced that they had entered into a definitive agreement (the "Agreement") with Cygne Designs, Inc., a Delaware corporation ("Cygne"), and its wholly owned sub-sidiary, Cygne Group (F.E.) Limited, a Hong Kong corpora-tion ("CGFE"), regarding the acquisition (the "Acquisi-tion") of (i) Cygne's entire interest in Ann Taylor's direct sourcing joint venture with Cygne, known as CAT US, Inc. and C.A.T. (Far East) Limited, and (ii) the assets (the "Assets") of Cygne's AnnTaylor Woven Division that are used for sourcing merchandise for Ann Taylor.

                     As consideration for the Acquisition, the Company will issue to Cygne and CGFE shares of common stock, par value $.0068 per share, of the Company (the "Common Stock") having an aggregate market value of $36,000,000 (based on the market price during the ten trading days prior to closing, but in no event more than 2.5 million shares).
           Ann Taylor will pay to Cygne cash in an amount equal to the tangible net book value of the fixed assets (but not to exceed $2,646,000) plus the tangible net book value of the inventory included in the Assets, less certain assumed liabilities. In addition, as part of the transaction, Ann Taylor will assume the obligation to make payment to the President of CAT of certain amounts due under his existing employment agreement with CAT as a result of the Acquisi-tion.

                     Consummation of the Acquisition is subject to the satisfaction of various conditions. It is currently antic-ipated that the Acquisition will close in August 1996, although there can be no assurance that the transaction will be consummated or that it will be consummated within the anticipated time frame.

                     The information set forth above is qualified in its entirety by reference to (i) a press release issued by the Company on June 7, 1996, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference and (ii) the Agreement, a copy of which is attached hereto as Exhibit 2 and is incorporated herein by reference.

           Item 7.  Financial Statements and Exhibits.

                (c)  Exhibits:

                     1. Press release issued by the Company and Ann Taylor on June 7, 1996.

                     2. Stock and Asset Purchase Agreement, dated as of June 7, 1996, by and between the Company, Ann Taylor, Cygne and CGFE.


                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                               ANNTAYLOR STORES CORPORATION

                               By:/s/ WALTER J. PARKS
                                      Walter J. Parks
                                      Senior Vice President - Finance
                                        and Principal Accounting Officer

           Date:  June 10, 1996


                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                               ANNTAYLOR, INC.

                               By:/s/ WALTER J. PARKS
                                      Walter J. Parks
                                      Senior Vice President - Finance
                                        and Principal Accounting Officer

           Date:  June 10, 1996


                                  EXHIBIT INDEX

                 Exhibit                   Description
                  Number

                    1         Press release issued by the Company
                              on June 7, 1996.

                    2 Stock and Asset Purchase Agreement, dated as of June 7, 1996, by and be-tween the Company, Ann Taylor, Cygne and Cygne Group (F.E.) Limited.